SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 5, 1996


                                 CONSYGEN, INC.
    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             (Exact Name of Registrant as Specified in Its Charter)


      Texas                          0-17598                  76-0260145
 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   .
  (State or Other                   (Commission            (I.R.S. Employer
   Jurisdiction                     File Number)          Identification No.)
  of Incorporation)


  10201 S. 51st Street, Suite 140, Phoenix, AZ                   85044
 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   .
   (Address of Principal Executive Offices)                    (Zip Code)


                                                             (602) 496-4545
Registrant's telephone number, including area code  .  .  .  .  .  .  .  .  .  .

 .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .
(Former Name or Former Address, If Changed Since Last Report)





ITEM 5.   OTHER EVENTS

         The following are the audited consolidated financial statements of the Registrant and its wholly-owned subsidiary for the 12 month periods ended December 31, 1996 and December 31, 1995.





REPORT OF INDEPENDENT ACCOUNTANTS
---------------------------------


The Board of Directors and Stockholders
ConSyGen, Inc. (A Texas Corporation)



We have audited the accompanying consolidated balance sheet of ConSyGen, Inc. (a Texas corporation) and its subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ConSyGen, Inc. (a Texas corporation) and its subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations and has a working capital and stockholders' deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Notes 10 and 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                              WOLINETZ, GOTTLIEB & LAFAZAN, P.C.


Rockville Centre, New York
April 18, 1997






                          CONSYGEN, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS
                                     ------

                                                                                 December 31,
                                                                          -------------------------
                                                                            1996             1995
                                                                          --------         --------

Current Assets:
  Cash                                                                  $   83,204       $    3,419
  Accounts Receivable                                                          -              1,876
  Debt Issuance Expense (Net of Accumulated
     Amortization of $139,000 in 1996 and $40,000 in 1995)                  50,000          100,000
  Prepaid Expenses                                                          10,976              -
                                                                          --------         --------
         Total Current Assets                                              144,180          105,295

Furniture and Equipment (Net of Accumulated
  Depreciation of $102,583 in 1996 and $84,352 in 1995)                     72,513           60,517

Other Assets                                                                 5,283            6,789
                                                                          --------         --------
Total Assets                                                            $  221,976       $  172,601
                                                                          ========         ========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current Liabilities:
  Notes Payable                                                         $  343,507     $    225,311
  Loans Payable                                                            160,000           88,000
  Loans Payable - Related Parties                                          143,877          870,010
  Accounts Payable                                                          97,199          117,201
  Accrued Liabilities                                                      219,801          256,738
  Deferred Revenues                                                            -              7,386
                                                                          --------         --------
         Total Current Liabilities                                         964,384        1,564,646
                                                                          --------         --------

Commitments and Contingencies

Stockholders' Deficit:
  Common Stock, $.003 Par Value, 500,000,000 Shares
    Authorized, Issued and Outstanding 13,686,231 Shares
    in 1996 and 6,699,994 Shares in 1995                                    41,059           20,100
  Additional Paid-In Capital                                            16,438,365        9,188,619
  Accumulated Deficit                                                  (17,221,832)     (10,600,764)
                                                                       -----------       ----------
         Total Stockholders' Deficit                                      (742,408)      (1,392,045)
                                                                       -----------       ----------
Total Liabilities and Stockholders' Deficit                            $   221,976      $   172,601
                                                                       ===========       ==========


The accompanying notes are an integral part of the financial statements.






                          CONSYGEN, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                          For The Year Ended
                                                          ----------------------------------------------------
                                                                              December 31,
                                                          ----------------------------------------------------
                                                               1996               1995               1994
                                                          --------------     --------------     --------------

Revenues                                                  $       43,552     $      328,546     $      790,466
                                                          --------------     --------------     --------------


Costs and Expenses:
  Cost of Sales                                                   -                 199,561            213,068
  Software Development                                           740,000            492,399            587,552
  General and Administrative Expenses                          5,767,410            644,204            585,196
  Interest Expense                                               157,210            112,779             59,788
                                                          --------------     --------------     --------------

         Total Costs and  Expenses                             6,664,620          1,448,943          1,445,604
                                                          --------------     --------------     --------------

Net Loss                                                  $   (6,621,068)    $   (1,120,397)    $     (655,138)
                                                          ==============     ==============     ==============

Weighted Average Common Shares Outstanding                     9,438,062          6,116,661            595,832
                                                          ==============     ==============     ==============

Net Loss Per Common Share                                 $         (.70)    $         (.18)    $         (.11)
                                                          ==============     ==============     ==============


The accompanying notes are an integral part of the financial statements.







                          CONSYGEN, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                     Additional                          Total
                                                                     ----------                          -----
                                                Common Stock          Paid-In        Accumulated      Stockholders'
                                                ------------          -------        -----------      -------------
                                             Shares      Amount       Capital          Deficit           Deficit
                                             ------      ------       -------          -------           -------

Balance - January 1, 1994                 5,499,994    $ 16,500    $5,483,500        $(8,825,229)       $(3,325,229)

  Issuance of ConSyGen-Arizona
    Common Stock as Payment of Debt         500,000       1,500       498,500              -                500,000

  Debt Cancellation by Related Party          -           -         2,680,210              -              2,680,210

  Interest on Loans                           -           -            21,493              -                 21,493

  Net Loss                                    -           -             -               (655,138)          (655,138)
                                          ---------    --------    ----------        -----------        -----------
Balance - December 31, 1994               5,999,994      18,000     8,683,703         (9,480,367)          (778,664)

  Issuance of ConSyGen-Arizona
    Common Stock for Services               700,000       2,100       347,900              -                350,000

  Interest on Loans                           -           -            67,016              -                 67,016

  Debt Issuance Expense                       -           -            90,000              -                 90,000

  Net Loss                                    -           -             -             (1,120,397)        (1,120,397)
                                          ---------    --------    ----------        -----------        -----------
Balance - December 31, 1995
  (Carried Forward)                       6,699,994      20,100     9,188,619        (10,600,764)        (1,392,045)
                                          ---------    --------    ----------        -----------        -----------


The accompanying notes are an integral part of the financial statements.









                          CONSYGEN, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1996 ,1995 AND 1994
                                   (Continued)

                                                                     Additional                          Total
                                                                     ----------                          -----
                                                Common Stock          Paid-In        Accumulated      Stockholders'
                                                ------------          -------        -----------      -------------
                                             Shares      Amount       Capital          Deficit           Deficit
                                             ------      ------       -------          -------           -------

Balance - December 31, 1995
  (Brought Forward)                       6,699,994    $ 20,100    $9,188,619       $(10,600,764)       $(1,392,045)

  Issuance of ConSyGen-Arizona
     Common Stock for Services               98,000         294        48,706              -                 49,000

  Issuance of ConSyGen-Arizona
    Common Stock as Payment of Debt         700,000       2,100       347,900              -                350,000

  Donated Capital - Debt Cancellation
     by Stockholder                           -           -           350,000              -                350,000

  Issuance of ConSyGen-Arizona
    Common Stock for Services             1,777,006       5,331       883,172              -                888,503

  Interest on Loans                           -           -            90,802              -                 90,802

  Effect of Reverse Acquisition             111,231         334        (7,134)             -                 (6,800)

  Issuance of Common Stock
     for Services                         4,126,352      12,379     4,267,078              -              4,279,457

  Issuance of Common Stock as
    Payment of Debt                         173,648         521     1,182,022              -              1,182,543

  Donated Capital - Debt Cancellation         -           -            87,200              -                 87,200

  Net Loss                                    -           -             -             (6,621,068)        (6,621,068)
                                         ----------    --------   -----------       ------------        -----------

Balance - December 31, 1996              13,686,231    $ 41,059   $16,438,365       $(17,221,832)       $  (742,408)
                                         ==========    ========   ===========       ============        ===========


The accompanying notes are an integral part of the financial statements.






                          CONSYGEN, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                           For The Year Ended
                                                                           ----------------------------------------------------
                                                                                               December 31,
                                                                           ----------------------------------------------------
                                                                                1996               1995               1994
                                                                           --------------     --------------     --------------
Cash Flows From Operating Activities:
  Net Loss                                                                 $   (6,621,068)    $   (1,120,397)    $     (655,138)
  Adjustments to Reconcile Net Loss to Net Cash
    Provided (Used) by Operating Activities:
      Depreciation                                                                 18,231             10,494              8,215
      Stock Issuance for Services                                               5,167,961            300,000            500,000
      Change in Allowance for Doubtful Accounts                                     -                (15,910)             -
      Loss on Abandonment                                                           -                  -                 29,016
      Amortization of Debt Issuance Expense                                        99,000             40,000              -
      Loan Interest - Additional Paid-In  Capital                                  90,802             67,016             21,493
      Changes in Operating Assets and Liabilities:
        Accounts Receivable                                                         1,876             35,381            149,164
        Other Assets                                                               (9,470)            11,502              2,497
        Accounts Payable                                                          (26,802)            13,603              9,934
        Accrued Liabilities                                                        43,905             90,658             83,357
        Deferred Revenues                                                          (7,386)            (1,215)             8,601
                                                                           --------------     --------------     --------------

          Net Cash Provided (Used) by Operating Activities                     (1,242,951)          (568,868)           157,139
                                                                           --------------     --------------     --------------

Cash Flows From Investing Activities:
  Purchases of Furniture and Equipment                                            (30,227)           (60,927)            (9,594)
                                                                           --------------     --------------     --------------

          Net Cash (Used) by Investing Activities                                 (30,227)           (60,927)            (9,594)
                                                                           --------------     --------------     --------------

Cash Flows From Financing Activities:
  Proceeds of Debt Financing                                                    1,123,700              -                  -
  Proceeds of Loans and Notes Payable                                             305,396            212,492             50,000
  Payments of Loans and Notes Payable                                             (50,000)            (3,200)            (8,700)
  Proceeds of Loans Payable - Related Parties                                      11,271            433,407            324,802
  Payments of Loans Payable - Related Parties                                     (37,404)           (23,351)          (587,175)
  Repayment of Loans Receivable - Related Parties                                   -                  -                 86,167
                                                                           --------------     --------------     --------------

          Net Cash Provided (Used) by Financing Activities                      1,352,963            619,348           (134,906)
                                                                           --------------     --------------     --------------

Net Increase (Decrease) in Cash                                                    79,785            (10,447)            12,639

Cash - Beginning of Year                                                            3,419             13,866              1,227
                                                                           --------------     --------------     --------------

Cash - End of Year                                                         $       83,204     $        3,419     $       13,866
                                                                           ==============     ==============     ==============


The accompanying notes are an integral part of the financial statements.






                          CONSYGEN, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)

                                                                                       For The Year Ended
                                                                       ----------------------------------------------------
                                                                                           December 31,
                                                                       ----------------------------------------------------
                                                                            1996               1995               1994
                                                                       --------------     --------------     --------------
Supplemental Cash Flow Information:

  Cash Paid for Interest                                               $        3,300     $       24,491     $       14,919
                                                                       ==============     ==============     ==============

  Cash Paid for Income Taxes                                           $        -         $        -         $        -
                                                                       ==============     ==============     ==============
Supplemental Disclosure of Non-Cash Financing Activities:

  Cancellation of Debt  into  Additional
     Paid-In Capital - Related Parties                                 $      350,000     $        -         $    2,680,210
                                                                       ==============     ==============     ==============

  Issuance of Common Stock  as  Debt Issuance Expense                  $       49,000     $       50,000     $        -
                                                                       ==============     ==============     ==============

  Issuance of Common Stock  as  Payment of Debt -
     Related Parties                                                   $      350,000     $        -         $      500,000
                                                                       ==============     ==============     ==============

  Debt Issuance Expense  as  Additional Paid-In Capital                $        -         $       90,000     $        -
                                                                       ==============     ==============     ==============

  Effect of Reverse Acquisition - Accounts Payable Acquired            $        6,800     $        -         $        -
                                                                       ==============     ==============     ==============

  Issuance of Common Stock as Payment of Debt                          $    1,182,543     $        -         $        -
                                                                       ==============     ==============     ==============

  Cancellation of Debt into Additional Paid-In Capital                 $       87,200     $        -         $        -
                                                                       ==============     ==============     ==============


The accompanying notes are an integral part of the financial statements.






                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 1 -     Operations and Basis of Presentation
             ------------------------------------

             History of ConSyGen, Inc., (f/k/a C Square Ventures, Inc.)
             ----------------------------------------------------------

             ConSyGen, Inc., a Texas corporation ("ConSyGen-Texas'), was incorporated on September 28, 1988 as C Square Ventures, Inc. ConSyGen-Texas was formed for the purpose of obtaining capital in order to take advantage of domestic and foreign business opportunities which may have profit potential. On March 16, 1989, ConSyGen-Texas (then C Square Ventures, Inc.) completed an initial public offering.

             On September 5, 1996, ConSyGen-Texas acquired 100% of the issued and outstanding shares of ConSyGen, Inc., a privately held Arizona corporation ("ConSyGen-Arizona") (f/k/a International Data Systems, Inc.). On June 25, 1996, International Data Systems, Inc. changed its name to ConSyGen, Inc. Immediately prior to the acquisition transaction, ConSyGen-Texas effected a 1-for-40 reverse split of its common stock. In connection with the acquisition, ConSyGen-Texas issued an aggregate of 9,275,000 shares of its common stock directly to the stockholders of ConSyGen-Arizona in exchange for all of the issued and outstanding shares of ConSyGen-Arizona. The exchange resulted in ConSyGen-Arizona's stockholders holding a larger portion of voting rights of ConSyGen-Texas than was held by the ConSyGen-Texas stockholders prior to the acquisition (approximately 69% at closing). In connection with the acquisition, outstanding options to purchase 1,275,000 shares of ConSyGen-Arizona's common stock granted under its Non-Qualified Stock Option Plan were terminated and ConSyGen-Texas adopted a new Non-Qualified Stock Option Plan (see Note 9). In addition, ConSyGen-Arizona terminated warrants to purchase 1,000,000 shares of its common stock in connection with the acquisition, and ConSyGen-Texas issued replacement warrants to purchase 1,000,000 shares of its common stock (see Note
9). As a result of the acquisition, ConSyGen-Arizona became a wholly-owned subsidiary of ConSyGen-Texas. The transaction has been treated as a reverse acquisition (purchase) with ConSyGen-Arizona being the acquiror and ConSyGen-Texas being the acquired company. Consequently, only the historical operations of ConSyGen-Arizona are presented for the periods through September 5, 1996. Subsequent to the acquisition, ConSyGen-Texas changed its name to ConSyGen, Inc. (A Texas corporation).

             ConSyGen-Texas and its wholly-owned subsidiary ConSyGen-Arizona are hereafter collectively referred to as the "Company".

             Description of Subsidiary Business
             ----------------------------------

             ConSyGen-Arizona  was  incorporated in Arizona on October 11, 1979.
It is currently engaged in the business of rendering automated software conversion services, including "year 2000" conversions in the United States and abroad. Prior to 1996, ConSyGen-Arizona licensed its proprietary computer software used in the hotel and airline industries, and provided software maintenance services. During 1989, management formalized plans to focus its efforts on automated conversion services. In 1996 ConSyGen-Arizona discontinued its practice of software licensing and providing maintenance services. ConSyGen-Arizona's future operations are dependent, in part, upon its ability to protect and further develop its proprietary software conversion technology. ConSyGen-Arizona operates in an industry where its competitors have greater capital resources to devote to the development and marketability of their technologies. ConSyGen-Arizona believes that its proprietary software provides fully automated conversion solutions including year 2000 conversion services.







                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



NOTE 1 -     Operations and Basis of Presentation (Continued)
             ------------------------------------

             Basis of Presentation
             ---------------------

             The accompanying  financial  statements have been prepared assuming that the Company  will  continue as a going  concern.  The Company has  suffered recurring losses from operations and has a working capital and stockholders deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard include forming strategic alliances with computer hardware and consulting firms to perform data conversions and "year 2000" conversions using the Company's proprietary technological processes (see Note 10). In addition, in March 1997 the Company raised $1 million in convertible debt financing (see Note 11), and the Company intends to raise additional funds. However, the success of these planned measures cannot be determined at this time. Continuation of the Company is dependent on (1) achieving sufficiently profitable operations and (2) obtaining adequate financing. The financial statements do not include any adjustment relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


NOTE 2 -     Summary of Significant Accounting Policies
             ------------------------------------------

             Principles of Consolidation
             ---------------------------

             The consolidated financial statements include the accounts of ConSyGen-Texas and its wholly-owned subsidiary, ConSyGen, Inc., an Arizona corporation ("ConSyGen-Arizona"). Significant intercompany accounts and transactions have been eliminated.

             Use of Estimates
             ----------------

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

             Revenue Recognition
             -------------------

             Revenue is  recognized  in  accordance  with  Statement of Position
91-1, "Software Revenue Recognition". Accordingly, revenue from software licensing is recognized when delivery of the software has occurred, a signed noncancelable license agreement has been received from the customer and any remaining obligations under the license agreement are insignificant. Revenue related to insignificant obligations is deferred and recognized as the obligations are fulfilled. Revenue from software license fees related to the Company's obligation to provide certain post-contract customer support without charge for the first year of the license is unbundled from the license fee at its fair value and is deferred and recognized straight -line over the contract support period. Revenue from annual or other renewals of maintenance contracts (including long-term contracts) is deferred and recognized straight-line over the term of the contracts. In 1996, the Company discontinued its practice of software licensing and entering into maintenance contracts.






                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



NOTE 2 -     Summary of Significant Accounting Policies (Continued)
             ------------------------------------------

             Furniture and Equipment
             -----------------------

             Furniture  and  equipment  is  stated  at  cost,  less  accumulated
depreciation.   Deprecation  is  computed  by  both  straight-line   method  and
accelerated methods over the estimated useful lives of the related assets.

             Debt Issuance Expense
             ---------------------

             Costs associated with the Company's debt financing transactions have been capitalized. These costs include the value of common stock issued, both by the Company or directly from a significant stockholder, as consideration for obtaining various loans. Such costs are being amortized over the terms of the related loans.

             Product Development
             -------------------

             Under the criteria set forth in Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic product lives and changes in software and hardware technology. Amounts related to internal software development that could be capitalized under this statement were immaterial.

             Employee Stock Plans
             --------------------

             The  Company  accounts  for its stock  option  and  employee  stock purchase plans in accordance with provisions of the Accounting Principle Board's Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." In 1995, the Financial Accounting Standards Board released Statement of Financial Accounting Standard No. 123 (SFAS 123), "Accounting for Stock Based Compensation." SFAS 123 provides an alternative to APB 25 and is effective for fiscal years beginning after December 15, 1995. The Company will continue to account for its employee stock plans in accordance with the provisions of APB 25, and therefore will be required to disclose certain pro-forma information in the notes to its financial statements. SFAS 123 is not expected to have an effect on the Company's financial condition or results of operations.

             Fair Value of Financial Instruments
             -----------------------------------

             The  estimated  fair  value  of  financial   instruments  has  been
determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. The carrying amounts of cash, accounts receivable and accounts payable approximate fair value.

             Earnings Per Share
             ------------------

             The computation of earnings per share is based on the weighted average number of outstanding common shares as adjusted for the 1 for 40 reverse split. Stock issued by ConSyGen-Arizona was converted to the Company equivalent shares using the exchange ratio of 1 for 1 as though the Company has issued the shares at the beginning of the periods. Common stock equivalents have not been included in this calculation since their inclusion would be antidilutive.






                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 3 -     Loans Payable - Related Parties
             -------------------------------

             Loans payable to related parties with interest imputed at 10% per annum, are due on demand and are unsecured (see Note 8).


NOTE 4 -     Notes Payable
             -------------

             Notes payable consist of the following:

                                                              December 31,
                                                       -------------------------
                                                         1996             1995
                                                       --------         --------


             Note payable, bearing Interest
             at 24% per  annum,  no  stated
             maturity,  and  unsecured.  As
             additional   consideration  to
             the   lender  for  making  the
             loan, the Company  granted the
             lender an  option to  purchase
             100,000    shares    of    the
             Company's   common   stock  at
             $1.00 per share.                          $     -       $    50,000


             Note payable, bearing interest
             at 10% per  annum,  no  stated
             maturity  and  unsecured.   As
             additional   consideration  to
             the   lender  for  making  the
             loan,      a       significant
             stockholder  personally issued
             to the lender 30,000 shares of
             his  common  stock,  valued at
             $1.00 per share.  The value of
             such     shares    has    been
             capitalized  as debt  issuance
             expense.                                        30,000       30,000

             Note payable, bearing interest
             at 10% per annum, due July 31,
             1996  and   unsecured.   Since
             August 1,  1996,  the  Company
             has been in default  under the
             terms   of   the   Note,   and
             interest has been  accruing at
             the  default  rate  of 18% per
             annum.      As      additional
             consideration  to  the  lender
             for   making   the   loan,   a
             significant        stockholder
             personally   issued   to   the
             lender  60,000  shares  of his
             common stock,  valued at $1.00
             per  share.  The value of such
             shares has been capitalized as
             debt issuance expense.                         100,000      100,000

             Note payable, bearing interest
             at the  prime  rate,  original
             maturity  June  30,  1989  and
             unsecured.                                      23,000       23,000

             Notes     payable,     bearing
             interest at 10% per annum, due
             on demand and unsecured.                        23,317       22,311







                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



NOTE 4 -     Notes Payable (Continued)
             -------------

             Notes payable consist of the following:

                                                              December 31,
                                                       -------------------------
                                                         1996             1995
                                                       --------         --------


             Note payable, bearing interest
             at 10% per  annum,  payable on
             demand,   and  unsecured.   As
             additional   consideration  to
             the   lender  for  making  the
             loan,   the   Company   issued
             25,000  shares  of its  common
             stock to the lender  valued at
             $1.00 per share.  The value of
             such     shares    has    been
             capitalized  as debt  issuance
             expense.                                  $     25,000       -

             Note  payable,  with  interest
             imputed at 10% per annum,  and
             unsecured.                                      23,190       -

             Note  payable,  with  interest
             imputed  at 10% per  annum and
             unsecured.                                       5,000       -

             Note payable, bearing interest
             at 10% per  annum,  payable on
             demand and unsecured.                           84,000       -

             Note payable, bearing interest
             at 10% per  annum,  payable on
             demand   and   unsecured.   As
             additional   consideration  to
             the   lender  for  making  the
             loan,   the   Company   issued
             50,000  shares  of its  common
             stock to the lender  valued at
             $1.00 per share.  The value of
             such     shares    has    been
             capitalized  as debt  issuance
             expense.                                        30,000       -
                                                          ---------    ---------

                                                          $ 343,507    $ 225,311
                                                          =========    =========







                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



NOTE 5 -     Loans Payable
             -------------

             Loans payable consist of the following:

                                                                          December 31,
                                                                   -------------------------
                                                                     1996             1995
                                                                   --------         --------
             Loan payable, with interest imputed at 10% per
             annum, due on demand and unsecured.                  $  52,000        $  30,000

             Loan  payable  to  consultant, non-interest
             bearing, due on demand and unsecured
             (see Note 10).                                           -               50,000

             Loan payable, non-interest bearing, due on
             demand and unsecured.                                    8,000            8,000

             Loan payable, with interest imputed at 10% per
             annum, due on demand and unsecured.                    100,000            -
                                                                  ---------        ---------

                                                                  $ 160,000        $  88,000
                                                                  =========        =========



NOTE 6 -     Commitments and Contingencies
             -----------------------------

             Leases
             ------

             The Company's corporate offices are leased under a noncancelable operating lease, which expires in 1998. Rental expense aggregated $61,434, $49,884 and $48,144 in 1996, 1995 and 1994, respectively. Future minimum rental payments are as follows:

                  Year Ending
                 December  31,
                 -------------

                    1997              $   55,496
                    1998                  48,630
                                      ----------
                                      $  104,126
                                      ==========






                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



NOTE 6 -     Commitments and Contingencies (Continued)
             -----------------------------

             Legal Proceedings
             -----------------

             From time to time, the Company may be named in legal actions which are incidental to the industry in which the Company operates. Currently, the Company is not a party to any legal proceedings.

             Regulatory Agency Filings
             -------------------------

             The Company is delinquent with respect to certain filings it is required to make with the Securities and Exchange Commission ("SEC") pursuant to the provisions of the Securities Exchange Act of 1934 ("the 1934 Act"). It is not possible to make a determination as to the consequences of failing to timely file with the SEC under the 1934 Act. The Company is currently in the process of remedying these delinquencies.

NOTE 7 -     Income Taxes
             ------------

             The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards, No. 109, "Accounting for Income Taxes". Deferred income taxes are provided with respect to differences between results of operations for financial reporting purposes and income tax purposes. In 1996, 1995 and 1994, the Company generated net operating losses.

             Deferred tax assets and liabilities are recorded based on differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when those differences are expected to reverse. As of December 31, 1996, the Company had a net operating loss carryforward (NOLC) for federal and state income tax purposes of approximately $15,600,000, which begins to expire in 1997.

             Pursuant to Section 382 of the Internal Revenue Code, due to changes in the ownership of the Company, the utilization of these loss carryforwards may be subject to an annual limitation based on a long-term tax exempt rate.

             For income tax purposes, the NOLC may be used by the Company to offset future taxable income. However, due to the Company's historical operating results, the Company has placed a 100% valuation reserve on the NOLC and other tax assets. The following table sets forth the components of deferred taxes at December 31, 1996:

             Accrued Liabilities and Other            $     10,000
             Net Operating Loss Carryforwards            5,880,000
             Valuation Reserve                          (5,890,000)
                                                      ------------
                                                      $     -0-
                                                      ============









                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 8 -     Related Party Transactions
             --------------------------

             A significant shareholder, who is also an officer and director of the Company and his relatives and affiliates have advanced funds to the Company on an as needed basis. As of December 31, 1996 and 1995, such shareholder and relatives had outstanding advances of $143,877 and $870,010 (see Notes 3 and 9).


NOTE 9 -     Stockholders' Deficit
             ---------------------

             In February 1994, ConSyGen-Arizona converted $500,000 of a loan payable to a significant shareholder into 500,000 shares of common stock. In addition, an affiliate of a significant shareholder canceled certain loans it had made to ConSyGen-Arizona in the amount of $2,680,210. This amount was credited to ConSyGen-Arizona's additional paid-in capital.

             In October 1995, ConSyGen-Arizona's board of directors increased the number of its authorized shares of common stock to 20,000,000 and changed the stated par value of such shares from $1 to $.01 per share. All periods presented have been retroactively adjusted to reflect this change.

             In November 1995, ConSyGen-Arizona issued 700,000 shares of common stock to advisors and consultants of ConSyGen-Arizona as consideration for services rendered, including 100,000 issued to a consultant. For accounting purposes the shares were valued at $.50 per share, which was management's best estimate of fair value at the date of issuance. The accompanying financial statements include a charge of $300,000 for the issuance of such shares, which is included in general and administrative expenses. The remaining $50,000 has been capitalized as debt issuance expense.

             ConSyGen-Arizona has recognized a financial (imputed) interest charge on loans and notes payable as to which there were originally no stated interest rates. The interest has been charged to operations and credited to additional paid-in capital and is summarized as follows:

                                                   Year Ended
                                                ------------------
                                                   December 31,
                                                ------------------
                                         1996          1995          1994
                                      ----------    ----------    ----------

       Significant Stockholder        $   72,179    $   65,516    $   21,493
       Others                             18,623         1,500         -
                                      ----------    ----------    ----------

                                      $   90,802    $   67,016    $   21,493
                                      ==========    ==========    ==========


             In October 1995, ConSyGen-Arizona's Board of Directors approved the Non-Qualified Stock Option Plan (the "Plan"), which covers 1,275,000 shares of ConSyGen-Arizona's common stock. Under the terms of the Plan, the exercise price per share may not be less than the par value of ConSyGen-Arizona's common stock. Options may be granted for terms of up to five years from the date of grant. At December 31, 1995, options to purchase an aggregate of 1,275,000 shares were granted under the Plan. The Plan and all options outstanding thereunder were terminated effective as of September 5, 1996, the closing of the ConSyGen-Texas acquisition. A new non-qualified stock option plan covering 1,500,000 shares was simultaneously adopted by ConSyGen-Texas. At December 31, 1996, options to purchase an aggregate of 1,500,000 shares were outstanding under the new Plan.




                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 9 -     Stockholders' Deficit (Continued)
             ---------------------

             Effective as of the closing of the ConSyGen-Texas acquisition, ConSyGen-Arizona terminated warrants to purchase 1,000,000 shares of its common stock, which were issuable in connection with ConSyGen-Arizona's $1,200,000 debt financing in 1996. ConSyGen-Texas simultaneously reserved for issuance replacement warrants to purchase 1,000,000 shares of its common stock.

             During 1996, ConSyGen-Arizona issued to a significant shareholder, who is also an officer and director of the Company, an aggregate of 2,477,006 shares of common stock, of which 700,000 were issued in satisfaction of a $700,000 loan payable to such stockholder, and the remaining 1,777,006 shares were issued as compensation for services rendered by such person in his capacity as an officer and director of ConSyGen-Arizona. In addition, 98,000 shares of common stock were issued to certain individuals as consideration for advancing funds to ConSyGen-Arizona. For accounting purposes, all the shares were valued at $.50 per share, which was management's best estimate of fair value at the date of issuance.

             During 1996 the Company issued to a consultant for services 100,000 shares of common stock valued at $1.00 per share, which was management's best estimate of fair value at date of issuance.

             Debt Financings
             ---------------

             During 1996 ConSyGen-Arizona entered into an agreement with a consultant under which the consultant agreed to assist ConSyGen-Arizona in obtaining financing. In 1996 such consultant assisted ConSyGen-Arizona in raising approximately $1,200,000 in a private placement of debt. The debt bore interest at a rate of 10% per annum, was unsecured, and was to be repaid in one year. As additional consideration to the lenders, ConSyGen-Arizona agreed to issue warrants to purchase an aggregate of 1,000,000 shares of ConSyGen-Arizona's common stock at an exercise price of $5.00 per share. The warrants become exercisable one year from the date of the loan, have a term of two years and are callable upon 60 days notice. In connection with ConSyGen-Texas's acquisition of ConSyGen-Arizona, ConSyGen-Arizona terminated these warrants and ConSyGen-Texas reserved for issuance new warrants to purchase 1,000,000 shares of ConSyGen-Texas common stock on the same terms and conditions. ConSyGen-Arizona issued 100,000 shares of its common stock to the consultant as a retainer for services to be rendered. Such shares were valued at $.50 per share and have been capitalized as debt issuance expense. Such consultant had loaned the Company $84,000 at December 31, 1996. This $84,000 loan was repaid by the Company in March 1997.

             Following the loan transaction, the Company's consultant transferred common stock of ConSyGen-Texas held by it to the lenders in exchange for ConSyGen-Arizona's debt. As a result of this transaction, ConSyGen-Arizona's obligation to repay the lenders was extinguished and ConSyGen-Arizona became obligated to repay such consultant. On September 5, 1996, ConSyGen-Texas and the consultant agreed that ConSyGen-Texas would issue an aggregate of 200,000 shares of its common stock to such consultant, of which 173,648 shares was in cancellation of ConSyGen-Arizona's debt acquired by the consultant from the lenders and 26,352 shares were as payment for services.







                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



NOTE 9 -     Stockholders' Deficit (Continued)
             ---------------------

             Acquisition of ConSyGen-Arizona
             -------------------------------

             On  September  5, 1996,  ConSyGen-Texas,  pursuant  to an  exchange agreement, acquired 100% of the issued and outstanding shares of ConSyGen-Arizona directly from the stockholders of ConSyGen-Arizona. Immediately prior to the acquisition, ConSyGen-Texas effected a 1 for 40 reverse split of its common stock. In connection with the acquisition, ConSyGen-Texas issued an aggregate of 9,275,000 shares of its common stock in exchange for all of the issued and outstanding shares of ConSyGen-Arizona. The exchange resulted in ConSyGen-Arizona's shareholders holding a larger portion of the voting rights of ConSyGen-Texas than was held by the ConSyGen-Texas stockholders prior to the acquisition (approximately 69% at closing). The transaction has been treated as a reverse acquisition (purchase) with ConSyGen-Arizona being the acquiror and ConSyGen-Texas being the acquired company. Subsequent to the acquisition, ConSyGen-Texas changed its legal name to ConSyGen, Inc.

             Upon the closing of the acquisition, ConSyGen-Texas issued 3,850,000 shares of common stock to various consultants for services rendered. Such shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8. In addition, ConSyGen-Texas issued 150,000 shares of common stock to a consultant for services rendered.
These 4,000,000 shares were valued at $1.00 per share, which was management's best estimate of fair market value at the time of issuance. The accompanying financial statements include a change of $4,000,000 for the issuance of such shares, which is included in general and administrative expenses.

NOTE 10 -    Strategic Alliances
             -------------------

             The Company's sales and marketing strategy is to enter into alliances with system integrators that provide computer related services to end-users. In general, under these arrangements, the systems integrator will contract with the Company to provide conversion services, including Year 200 correction services, to the integrator's customers. The Company believes that this approach affords it the opportunity to have its services marketed to a wide range of potential customers. The Company has entered into such alliances with several major corporations, including Unisys Corporation, Strategia Corporation, Agiss Software Corporation, SCB Computer Technology, and Millenium Enterprises.


NOTE 11 -    Subsequent Events
             -----------------

             In March 1997, ConSyGen-Texas raised $1,000,000 before deducting finder's fees of $100,000 through a private placement of convertible notes (the "Notes") in the principal amount of $1,000,000. The Notes are unsecured, bear interest at the rate of 6% per annum, are payable in March 2000, and are convertible into common stock of ConSyGen-Texas. The principal amount of the Notes are convertible into common stock of ConSyGen-Texas at a rate equal to the lesser of (1) $10.85 per share (115% of the closing bid price of the common stock on March 21,1997); or (2) that price which is equal to 70% of the average closing bid price of the common stock for the five trading days preceeding the date of conversion. ConSyGen-Texas is obligated to register the shares of common stock issuable upon conversion of the Notes, under the Securities Act of 1933, as soon as practicable after the closing date. ConSyGen-Texas is obligated to pay certain penalties if the underlying share are not registered under the Securities Act of 1933 within 90 days of the date of Closing. ConSyGen-Texas may compel conversion of the Notes at any time after the expiration of six months after the effective date of the Registration Statement. The Notes are redeemable, at a price equal to 130% of the principal amount of the Notes, in the event that the price of ConSyGen-Texas' common stock is less than the bid price on March 21, 1997.




                          CONSYGEN, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



NOTE 11 -    Subsequent Events (Continued)
             -----------------

             In March 1997 the Company granted options to an officer of the Company to purchase up to 400,000 shares of common stock at an exercise price of $8.875 per share. The options expire after 10 years from the date of grant. At the date of grant, options to purchase 100,000 shares vested immediately and the remaining balance vests in equal monthly installments commencing one year from the date of grant.







ITEM 7.  EXHIBITS

         (a)  Financial Statements of Business Acquired.

         (b)  Exhibits.

                  Exhibit No.             Description of Exhibit

                      27                  Financial Data Schedule





                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ConSyGen, Inc.
                                 --------------------------------
                                 (Registrant)


Date:  June 2, 1997              /s/Ronald I. Bishop
                                 -------------------
                                 Ronald I. Bishop
                                 (President)






                                  EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT

    27                      Financial Data Schedule